                           CONSTRUCTION MORTGAGE NOTE
                           --------------------------

$6,975,000.00                                                December    , 2001
                                                                      ---
                                                          Stamford, Connecticut

1. FOR VALUE RECEIVED, the undersigned, TECHNOLOGY DRIVE LLC, a Connecticut limited liability company, with a notification address at 50 Inwood Drive, Rocky Hill, Connecticut 06067 (the "Maker"), promises to pay to the order of WEBSTER
                              -----
BANK, a federal savings bank chartered under the laws of the United States (the "Lender"), at its office located at City Place II, 185 Asylum Street, Hartford,
 ------
Connecticut 06103, or at such other place as the holder hereof (including the Lender, hereinafter referred to as the "Holder"), may designate, the principal
                                        ------
sum of SIX MILLION NINE HUNDRED SEVENTY-FIVE THOUSAND DOLLARS ($6,975,000.00), or so much thereof as has been advanced or is outstanding pursuant to the terms of this Note, together with interest as set forth herein (the "Loan"), from the
                                                               ----
date of this Note until the entire principal balance has been paid. The principal amount of this Note shall be advanced pursuant to requests for advances submitted by Maker pursuant to that certain Construction Loan Agreement of even date herewith between Maker and Lender (the "Loan Agreement"), and this
                                                     --------------
Note is subject to the terms and conditions of the Loan Agreement.

2. The principal amount outstanding under this Note will bear interest at a rate per annum equal to the sum of (A) LIBOR in effect on each Reset Date plus (B)
                                                                     ----
two hundred thirty-seven and one-half (237.5) basis points.

For the purpose hereof, the following terms shall have the following meanings:

     "Business Day" shall mean any day on which commercial banks settle payments in U.S. dollars in New York City and London.

     The term "LIBOR" shall mean, as applicable to the Loan the rate per annum as determined on the basis of the offered rates for deposits in U.S. Dollars for a period of one calendar month which appears on the Telerate page 3750 as of 11:00 a.m. London time on the day that is two London Banking Days preceding the applicable Reset Date, provided, however, if the rate described above does not appear on the Telerate system on any applicable interest determination date, the LIBOR rate shall be the rate (rounded upward, if necessary, to the nearest one hundred-thousandth of a percentage point), determined on the basis of the offered rates for deposits in U.S. Dollars for a period of one calendar month which are offered by four major banks in the London interbank market at approximately 11:00 a.m. London time, on the day that is two (2) London Banking Days preceding the applicable Reset Date as selected by Lender. The principal London office of each of the four major London banks will be requested to provide a quotation of its U.S. Dollar deposit offered rate. If at least two such quotations are provided, the rate for that date will be the arithmetic mean of the quotations. If fewer than two quotations are provided as requested, the rate for that date will be determined on the basis of the rates quoted for loans in U.S. Dollars to leading European banks for a period one calendar month offered by major banks in New York City at approximately 11:00 a.m. New York City time, on the date that is two London Banking days preceding the applicable Reset Date. In the event that Lender is unable to obtain any such quotation as provided above, it will be deemed that LIBOR pursuant to the Loan cannot be determined. In the event that the Board of Governors of the Federal Reserve System shall impose a Reserve Percentage with respect to LIBOR deposits of Lender, then for any period during which such Reserve Percentage shall apply, LIBOR shall be equal to the amount determined above divided by an amount equal to 12 minus the Reserve percentage.

     "LIBOR Reserve Percentage" shall mean the maximum aggregate reserve requirement (including all basic, supplemental, marginal and other reserves) which is imposed on member banks of the Federal Reserve System against "Euro-currency Liabilities" as defined in Regulation D.

     "Reset Date" shall mean (i) the date of this Note, for the initial period from the date hereof through December 31, 2001, and (ii) the first (1st) day of each month thereafter, beginning on January 1, 2002 (but if any such day is not a Business Day, then the first succeeding day that is a Business Day shall instead apply, unless that day falls into the next calendar month, in which case the first preceding day that is a Business Day shall instead apply).

     LIBOR shall be adjusted (a) on each Reset Date, and (b) on the effective date of any change in the LIBOR Reserve Percentage. Holder shall give prompt notice to Maker of LIBOR as determined or adjusted in accordance herewith, which determination shall be conclusive absent manifest error.

     Each month during the term of the Loan, Lender shall provide Maker with a bill or statement indicating the amount of interest accrued under the Loan; it being agreed however, that in no event shall Lender's failure to furnish such bill or statement relieve Maker of any liability or obligation whatsoever arising out of or in connection with the outstanding indebtedness of this Note or the Loan.

     If Holder determines (which determination shall be final and conclusive) that, by reason of circumstances affecting the eurodollar market generally, deposits in dollars (in the applicable amounts) are not being offered to banks in the eurodollar market for the selected term, or adequate means do not exist for ascertaining LIBOR, then Holder shall give notice thereof to Maker. Thereafter, until Holder notifies Maker that the circumstances giving rise to such suspension no longer exists, (a) the availability of LIBOR shall be suspended, and (b) the interest rate for all amounts outstanding under this Note shall be converted on the next Reset Date to a rate of interest per annum equal to the Prime Rate (the "Base Rate"). For
                                                              ---------
     purposes hereof, the term "Prime Rate" shall mean the rate publicly announced by Holder from time to time as its Prime Rate. The Prime Rate is determined from time to time by Holder as a means of pricing some loans to its borrowers. The Prime Rate is not tied to any external rate of interest or index, and does not necessarily reflect the lowest rate of interest actually charged by Holder to any particular class or category of customers. If and when the Prime Rate changes, the rate of interest with respect to any amounts hereunder to which the Base Rate applies will change automatically without notice to Maker, effective on the date of any such change.

     In addition, if, after the date of this Note, Holder shall determine (which determination shall be final and conclusive) that any enactment, promulgation or adoption of or any change in any applicable law, rule or regulation, or any change in the interpretation or administration thereof by a governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by Holder with any guideline, request or directive (whether or not having the force of law) of any such authority, central bank or comparable agency shall make it unlawful or impossible for Holder to make or maintain or fund loans bearing interest based on LIBOR, Holder shall notify Maker. Upon receipt of such notice, until Holder notifies Maker that the circumstances giving rise to such determination no longer apply, (a) the availability of LIBOR shall be suspended, and (b) the interest rate on all amounts outstanding under this Note shall be converted to the Base Rate either (i) on the next Reset Date if Holder may lawfully continue to maintain amounts outstanding hereunder to such day at a rate of interest based on LIBOR, or (ii) immediately if Holder may not lawfully continue to maintain amounts outstanding hereunder at a rate of interest based on LIBOR.

     Interest shall be computed daily and payable monthly in arrears on the basis of a 360 day year and for the actual number of days in each interest period, together with all taxes (except income taxes) levied or assessed against the Holder on this Note or the debt evidenced hereby, and together with all costs, expenses, reasonable attorneys' and professionals' fees incurred in any action to collect the indebtedness of this Note, to foreclose the mortgage or any security interest granted to the Holder securing this Note or in protecting or sustaining the lien of any mortgage or any security agreement or other agreement or in any litigation or controversy arising from or connected with any mortgage, security agreement or other agreement or this Note.

3. From the date hereof and until December 31, 2002 (the "Conversion Date"),
                                                          ---------------
Maker shall pay interest only on the principal amount at the LIBOR rate plus
237.5 basis points. Thereafter, beginning on January 1, 2003, and on the first
(1st) day of each month thereafter, Maker shall make monthly payments of principal and interest, in an amount sufficient to fully amortize the outstanding principal balance of this Note in monthly installments based upon a fifteen (15) year amortization schedule, as more particularly described on Schedule A attached hereto. Unless sooner accelerated or paid, all outstanding
----------
principal, together with all accrued and unpaid interest, late charges, costs and expenses shall be due and payable in full on or before December 31, 2009 (the "Maturity Date").
      -------------

4. The Holder shall make advances of the principal amount of this Note in installments upon the request of the Maker, pursuant to the terms and conditions set forth below and as set forth in the Loan Agreement of even date. All amounts as have been, or shall be advanced, to the Maker, less

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any repayments, together with interest thereon, taxes, costs, expenses and reasonable attorneys' fees, reasonable paralegals' fees and disbursements in connection therewith and all other charges made pursuant to this Note shall be due under this Note. Advances and payments on this Note shall be recorded on a schedule or on the Maker's statements.

5. At any time prior to the Conversion Date, Maker shall have the option to enter into and maintain during the term of this Note, a Swap Agreement to hedge the interest rate expense pursuant to that certain ISDA Master Agreement with the Lender or another acceptable counterparty.

6. Maker shall have the right to prepay at any time and from time to time, in whole or in part, without penalty, any amount owing under this Note which is accruing interest based on the Base Rate. If maker prepays (whether voluntary, on default or otherwise) all or any part of this Note which is accruing interest based on LIBOR on a day other than the next applicable Reset Date, Maker shall pay to Holder, on demand therefor, all amounts due pursuant to Paragraph 7 below, including the cost of prepayment, if any.

7. Maker shall pay to Holder, on written demand therefor, together with the written evidence of the justification therefore, all direct costs incurred, losses suffered or payments made Holder by reason of any change in law or regulation or its interpretation imposing any reserve, deposit, allocation of capital, or similar requirement (including without limitation, Regulation D of the Board of Governors of the Federal Reserve System) on Holder, its holding company or any of their respective assets relating to taking LIBOR deposits. In addition, Maker agrees to indemnify Holder against any liabilities, losses or expenses (including loss of margin, any loss or expense sustained or incurred in liquidating or employing deposits from third parties, and any loss or expense incurred in connection with funds acquired to) effect, fund or maintain any advance (or any part thereof) bearing interest based on LIBOR which Holder sustains or incurs as a consequence of either (i) Maker's failure to make a payment on the due date thereof; (ii) Maker's revocation (expressly, by later inconsistent notices or otherwise) in whole or in part of any notice given to Holder to request, convert, renew or prepay any principal amount, or (iii) Maker's payment, prepayment or conversion of any principal amount bearing interest based on LIBOR on a day other than the next applicable Reset Date.

8. The Maker agrees that if (i) Maker shall fail to make any payments of principal and/or interest required to be paid under the terms of this Note within three (3) Business Days of the date when due, or (ii) Maker shall fail to observe or perform any other term, covenant or condition of this Note on Maker's part to be observed or performed, and Maker shall fail to remedy such failure within fifteen (15) days after written notice by Lender to Maker of such failure, or if such failure is of such a nature that it cannot with due diligence be completely remedied within such fifteen (15) day period, and Maker shall not commence within said period of fifteen (15) days, or shall not thereafter diligently prosecute to completion, all steps necessary to remedy such failure, for an aggregate period not to exceed sixty (60) days after written notice by Lender to Maker of such failure, or (iii) an Event of Default (as defined in any other documents, instruments or agreements which evidence, secure or guaranty the outstanding indebtedness of this Note, including, without limitation, that certain Open-End Construction Mortgage Deed and Security Agreement (the "Mortgage") or such other
                --------
instrument, of this date between the Holder and the Maker occurs and continues beyond all applicable cure periods set forth in the Mortgage, if any, or (iv) the occurrence of any event or circumstance consisting an Event of Default under any of the terms or provisions of the ISDA Master Agreement of event date between maker and lender; or under any Credit Support Document as defined by said Master Agreement, or (v) Maker or any Guarantor of the obligations under this Note shall fail to perform or comply with the terms, covenants, or conditions of any and all other obligations, indebtedness or financing accommodations extended to, or on behalf of, the Maker or such Guarantor by the Holder (collectively, the "Obligations"), then, upon the occurrence of any such
                           -----------
event which shall continue beyond the applicable notice and cure periods, if any (collectively, an "Event of Default"), the entire indebtedness with accrued
                   ----------------
interest thereon due under this Note shall, at the option of the Holder, accelerate and become immediately due and payable without notice.

9. Within the limits set forth below, and provided (i) the Maker is in compliance with all the terms and conditions of this Note, (ii) no Event of Default has occurred and is continuing and has not been cured within the applicable grace period, (iii) no condition exists which would constitute an Event of Default but for the giving of notice, the passage of time or both, and
(iv) the Holder has not accelerated payment under this Note, the Holder shall make advances under this Note to the Maker in accordance with the terms and conditions set forth below, provided, however, that in no event shall the maximum principal amount advanced under this Note exceed the amount of $6,975,000.00 at any time:

     (a) The Maker covenants and agrees that the proceeds of this Note shall be used as follows: for hard construction costs to build an approximately 98,500 square foot one-story office and research and development building (the "Project") at 8 Technology Drive, Meadow Business Park, Wallingford,
 -------
Connecticut, (the "Property"), including, but not limited to, the costs to
                   --------
acquire the Property, all hard and soft costs associated with the construction of the improvements to be located on the Property, interest due on the Loan during construction and all other costs, including, but not limited to, legal fees, Lender fees, and third party fees associated with the Loan and contingency costs, provided all such costs are contained in a construction budget approved by Lender.

     (b) All advances for the construction costs of the Project shall be approved by the Holder and subject to evidence reasonably satisfactory to Holder that such costs have been incurred and/or performed by Borrower pursuant to approved costs.

     (c) Prior to the disbursement of any Loan proceeds, Maker shall provide evidence that it has obtained all necessary municipal approvals and all other permits, licenses and other government and development agency approvals necessary for the portion of the Project then completed and that all utility services required for the use, occupancy, and operation of the Property and the Project are or will be available.

     (d) The Maker specifically understands and agrees that all advances to be disbursed under this Note shall be subject to all of the terms and conditions as set forth in the Construction Loan Agreement of even date herewith.

10. Maker shall establish a Project operating account (the "Operating Account")
                                                            -----------------
with the Holder. The Maker hereby authorizes the Holder to deposit all advances to the Maker under this Note directly into the Operating Account. Under no circumstances shall advances be made to the Maker after the applicable Maturity Date. The obligation of the Holder to make advances under this Note is further subject to the conditions set forth in the Loan Agreement.

11. In the event that any federal, state or local law is passed or a final decision of any court is rendered which in any way impairs the Holder's ability to vary the Note Rate in accordance with the terms hereof the entire indebtedness and any accrued interest thereon under the Note shall become immediately due and payable after giving Maker sixty (60) days written notice and opportunity to pay the amount due under the Note in full.

12. The Maker agrees that upon the occurrence of an Event of Default, or after a court ordered judgment with respect to the Loan after the applicable Maturity Date, the indebtedness of this Note shall bear interest at an annual rate of four percent (4.0%) above the then applicable rate under the Note (the "Default
                                                                        -------
Rate"). Maker acknowledges that: (i) such additional rate is a material
----
inducement to Holder to make the loan evidenced by this Note; (ii) Holder would not have made the loan in the absence of the agreement of the Maker to pay such additional Default Rate; (iii) such additional Default Rate represents compensation for increased risk to Maker that the indebtedness due under this Note will not be repaid; and (iv) such additional Default Rate is not a penalty and represents a reasonable estimate of (a) the cost to Holder in allocating its resources (both personal and financial) to the on-going review, monitoring, administration and collection of the loan and (b) compensation to Holder for losses that are difficult to ascertain.

13. If the Holder receives any payment, or part thereof, more than ten (10) days after its due date, the Holder shall assess the Maker with a late charge of five percent (5.0%) of the total amount of such late payment to defray the extra expense involved in handling such delinquent payment. Such charge shall be in addition to, and not in lieu of, any other remedy Holder may have and shall be in addition to, and not in lieu of, Maker's obligation to pay any fees and charges of any agents or attorneys employed upon the occurrence of an Event of Default hereunder.

14. Maker and any Guarantor hereby grant to Lender, a continuing lien, security interest and right of setoff as security for all liabilities and obligations to Lender whether now existing or hereafter arising, upon and against all deposits, credits, collateral and property, now or hereafter in the possession, custody, safekeeping or control of Lender or any entity under the control of Webster Bank and its successors and assigns or in transit to any of them. At any time following an Event of Default, without demand or notice (any such notice being expressly waived by Maker), Lender may setoff the same or any part thereof and apply the same to any liability or obligation of Maker and any Guarantor to Lender even though unmatured and regardless of the adequacy of any other collateral securing the Loan. ANY AND ALL RIGHTS TO REQUIRE LENDER TO EXERCISE ITS RIGHTS OR REMEDIES WITH RESPECT TO ANY OTHER COLLATERAL WHICH SECURED THE LOAN PRIOR TO EXERCISING ITS RIGHT OF SETOFF WITH RESPECT TO SUCH DEPOSITS, CREDITS OR OTHER PROPERTY OF MAKER OR ANY GUARANTOR ARE HEREBY KNOWINGLY, VOLUTARILY AND IRREVOCABLY WAIVED.

15. The Maker gives the Holder a lien and right of setoff for all of the Maker's liabilities upon and against all the deposits, credits, collateral and property of the Maker now or hereafter in the possession or control of the Holder or in transit to it. The Holder may, upon the occurrence of an Event of Default, apply or set off the same, or any part thereof, to any liability of the Maker even though unmatured.

16. The failure by the Holder to insist upon the strict performance by the Maker of any terms and provisions contained herein shall not be deemed to be a waiver of any terms and provisions herein, and the Holder shall retain the right thereafter to insist upon strict performance by the Maker of all the terms and provisions of this Note or any document securing the repayment of this Note.

17. If the proceeds from an insurance policy are paid to the Holder pursuant to the Loan Documents or any other agreement executed in connection herewith, the Holder shall apply such proceeds in accordance with the Mortgage.

18. This Note shall be governed by and construed in accordance with the laws of the State of Connecticut. The Maker consents to the jurisdiction of the appropriate court within the State of Connecticut with respect to any claims or disputes arising out of the enforcement of this Note.

19. THE MAKER ACKNOWLEDGES THAT THE LOAN EVIDENCED BY THIS NOTE IS A COMMERCIAL TRANSACTION AND WAIVES ITS RIGHTS TO NOTICE AND HEARING UNDER CHAPTER 903a OF THE CONNECTICUT GENERAL STATUTES, OR AS OTHERWISE ALLOWED BY ANY OTHER STATE OR FEDERAL LAW WITH RESPECT TO ANY PREJUDGMENT REMEDY WHICH THE HOLDER DESIRES TO USE, AND FURTHER, WAIVES DILIGENCE, DEMAND, PRESENTMENT FOR PAYMENT, NOTICE OF NONPAYMENT, PROTEST AND NOTICE OF PROTEST, AND NOTICE OF ANY RENEWALS OR EXTENSIONS OF THIS NOTE. THE MAKER ACKNOWLEDGES THAT IT MAKES THIS WAIVER KNOWINGLY, VOLUNTARILY, WITHOUT DURESS AND ONLY AFTER EXTENSIVE CONSIDERATION OF THE RAMIFICATIONS OF THIS WAIVER WITH ITS ATTORNEYS. MAKER FURTHER CONSENTS TO THE ISSUANCE OF ANY SUCH PREJUDGMENT REMEDIES WITHOUT A BOND AND AGREES NOT TO REQUEST OR FILE MOTIONS SEEKING TO REQUIRE THE POSTING OF A BOND UNDER PUBLIC ACT 93-431 IN CONNECTION WITH LENDER'S EXERCISE OF ANY PREJUDGMENT REMEDIES.

20. THE MAKER WAIVES TRIAL BY JURY IN ANY COURT IN ANY SUIT, ACTION, PROCEEDING OR ANY MATTER ARISING IN CONNECTION WITH OR IN ANY WAY RELATED TO THIS NOTE OR THE FINANCING TRANSACTION OF WHICH THIS NOTE IS

A PART OR THE DEFENSE OR ENFORCEMENT OF ANY OF THE HOLDER'S RIGHTS AND REMEDIES IN CONNECTION THEREWITH. THE MAKER ACKNOWLEDGES THAT IT MAKES THIS WAIVER KNOWINGLY, VOLUNTARILY, WITHOUT DURESS AND ONLY AFTER EXTENSIVE CONSIDERATION OF THE RAMIFICATIONS OF THIS WAIVER WITH ITS ATTORNEYS.

21. The Maker acknowledges that the obligations under this Note are irrevocable, absolute and unconditional and Maker hereby waives demand, presentment, protest, notice of protest, notice of dishonor, collection, notice of nonpayment and all notices of a like notice.

22. If one or more of the provisions of this Note shall for any reason be held to be invalid, illegal or unenforceable, in whole or in part, or in any respect, or if any one or more of the provisions of this Note shall operate, or would prospectively operate, to invalidate this Note, then such provision or provisions only shall be deemed to be null and void and of no force or effect and shall not affect any other provision of this Note, and the remaining provisions of this Note shall remain operative and in full force and effect, shall be valid, legal and enforceable, and shall in no way be affected prejudiced or disturbed thereby.

23. This Note may not be modified or terminated orally, but only by a written instrument signed by the party against whom enforcement of any such modification or termination is sought. Time is and shall be of the essence in the performance of all obligations under this Note. This Note shall be governed by and construed in accordance with the laws of the State of Connecticut. The Maker consents to the jurisdiction of the appropriate court within the State of Connecticut with respect to any claims or disputes arising out of the enforcement of this Note.

24. As used in this Note, words of any gender shall be deemed to apply equally to any other gender, the plural shall include the singular and the singular shall include the plural (as the context shall require), and the word "person" shall refer to individuals, entities, authorities and other natural and juridical persons of every type.

25. If this Note is not or hereafter shall be, signed by more than one person, it shall be the joint and several obligation of all such persons (including, without limitation, all makers, endorsers, guarantors, sureties, if any) and shall be binding on all such persons and their respective heirs, devisees, legatees, executors, administrators, legal representatives, successors and assigns. This Note and all covenants, agreements and provisions set forth in this Note shall inure to the benefit of Holder and its successors and assigns.

26. Maker hereby agrees and acknowledges that this Note is secured by and entitled to the benefits of the Mortgage and the terms, covenants and agreements set forth in the Mortgage, which Mortgage is incorporated herein by this reference.

27. Maker agrees to pay all taxes or duties assessed upon this Note against Holder or other owner of this Note or the debt evidenced hereby, or the Mortgage or the Property, excluding franchise, excise, corporate and income taxes.

28. The indebtedness of this Note, including, without limitation, all advances made to the Maker pursuant to the terms of this Note, is secured by, inter alia,
                                                                     ----- ----
the Mortgage between the Maker and the Holder encumbering the Property, together with all appurtenances thereto, all present and future improvements, fixtures and equipment constructed or placed thereon and the articles of personal property now or hereafter constructed or placed thereon.

                              TECHNOLOGY DRIVE LLC


                              By:
                                   -----------------------------
                                      Name:
                                      Title:

                                   SCHEDULE A
                          TO CONSTRUCTION MORTGAGE NOTE
                              TECHNOLOGY DRIVE LLC

         PRINCIPAL REPAYMENT SCHEDULE

                  Period                            Principal Payments
                  ---------                         ------------------
                  Months 1-12                       Interest only
                  Months 13-24                      $27,950.00 per month
                  Months 25-36                      $29,200.00 per month
                  Months 37-48                      $30,550.00 per month
                  Months 49-60                      $31,900.00 per month
                  Months 61-72                      $33,350.00 per month
                  Months 73-84                      $34,850.00 per month
                  Months 85-96                      $36,450.00 per month